Exhibit 99.1

For Immediate Release

For more information:

Rick Russo Chief Financial Officer Captiva Software Corporation 858/320-1007 rrusso@captivasoftware.com	Charles Messman Todd Kehrli MKR Group, LLC 626/395-9500

CAPTIVA ANNOUNCES PRELIMINARY THIRD QUARTER

FINANCIAL RESULTS

SAN DIEGO, CA, OCTOBER 12, 2004 - Captiva Software Corporation (NASDAQ: CPTV), a leading provider of input management solutions, today announced preliminary financial results for the third quarter ended September 30, 2004.

The company expects to report total revenue in the range of $14.8 to $15.0 million, software revenue in the range of $6.4 to $6.6 million, pro forma diluted earnings per share (EPS) of $0.06 to $0.07 and GAAP diluted EPS of $0.03 to $0.04. Captiva’s cash balance is expected to increase by $3.8 million to approximately $23.0 million, with no short- or long-term debt. The company cautioned that these estimates are preliminary and that actual results could vary when the company formally reports its financial results for the third quarter on October 21. A reconciliation of pro forma to GAAP EPS is included at the end of this announcement.

“We are disappointed to report preliminary third quarter results that are less than the guidance we previously provided,” said Reynolds C. Bish, Captiva’s President and CEO. “During the last week of the quarter, we saw an unusually large number of orders delayed, including more than $2.0 million of software revenues which we now expect to close during the fourth quarter. As a result, we expect a robust fourth quarter, and we remain confident in our business strategies and both our short and long-term prospects.”

Conference Call Today at 2 PM PST (5 PM EST)

Captiva will host a conference call today at 2:00 p.m. PST (5:00 p.m. EST) to discuss these preliminary results. Reynolds C. Bish, Captiva’s President and CEO, and Rick Russo, Captiva’s CFO, will also participate in a question and answer session. The call can be accessed by dialing 800-938-0653 and giving the company name, “Captiva.” Participants are asked to call the number approximately 10 minutes before the conference begins. A replay of the conference call will be available two hours after the call for the following three business days by dialing 877-519-4471 and entering the following pass code: 5265556.

The call can also be accessed live on the web via the following link: http://phx.corporate-ir.net/playerlink.zhtml?c=77421&s=wm&e=954210. This link will also provide an instant replay of the conference call and can be accessed from the investor relations section of Captiva’s website at http://www.captivasoftware.com/Investors/.

Captiva will formally report its financial results for the third quarter ended September 30, 2004 after the market close on Thursday, October 21, 2004.

The Q3 2004 expected pro forma diluted EPS excludes $0.7 million, pre-tax, of amortization of purchased intangibles arising from mergers and acquisitions and $0.2 million, pre-tax, of recovery of merger costs. The company’s management uses the pro forma statements of operations to monitor results internally, as management believes the pro forma statements of operations provide a more accurate portrayal of operating results.

About Captiva

Captiva Software Corporation (NASDAQ: CPTV) is a leading provider of input management solutions. Since 1989, the company’s award-winning products have been used to manage business critical information from paper, faxed and electronic forms, documents and transactions into the enterprise in a more accurate, timely and cost-effective manner. These products automate the processing of billions of forms, documents and transactions annually, converting their contents into information that is usable in database, document, content and other information management systems. Captiva’s technology serves thousands of users in insurance, financial services, government, business process outsourcing, manufacturing and other markets. For more information, visit www.captivasoftware.com.

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This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, statements regarding: projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; the plans, strategies, and objectives of management for future operations; proposed new products, services, or developments; future economic conditions or performance; and the beliefs and assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, the timing of when contracts are signed, when revenues can be recognized and factors that can cause either of those to be delayed or postponed; performance of contracts by customers, partners and the company; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior or subsequent periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.